Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI REPORTS Q3’13 RESULTS

Tempe, AZ – November 8, 2013 — Mobile Mini, Inc. (NASDAQ GS: MINI), the world’s leading supplier of portable storage solutions, today reported actual and adjusted financial results for the quarter ended September 30, 2013. Total revenues were $105.5 million and leasing revenues were $95.8 million, up from $99.0 million and $88.8 million, respectively, for the same period last year. The Company’s third quarter net income was $14.3 million, or $0.31 per diluted share, compared to $10.4 million, or $0.23, respectively, for the third quarter of 2012. On an adjusted basis, third quarter net income was $13.0 million, or $0.28 per diluted share, compared to $12.2 million, or $0.27, respectively, for the third quarter of 2012.

Adjusted EBITDA was $41.1 million and adjusted EBITDA margin was 39.0% for the third quarter of 2013.

Quarterly Dividend Initiation and Share Repurchase Authorization

The Company’s Board of Directors has authorized the payment of a regular quarterly cash dividend of $0.17 per share, or $0.68 per share annually. The initial quarterly dividend will be payable on March 20, 2014 to all common shareholders of record as of March 6, 2014. Future dividends will be subject to Board approval. Additionally, Mobile Mini’s Board has authorized the repurchase of up to $125 million of common stock in open market and private transactions.

Third Quarter 2013 Highlights

•	Grew leasing revenues 7.9% year-over-year marking the eleventh consecutive quarter of comparable period growth.

•	Increased rental rates by 1.2% sequentially over the second quarter and 2.9% over the previous year, improving yield by 3.8% to an all-time high of $643 per unit.

•	Achieved an adjusted EBITDA margin of 39.0%, while investing in repairs and maintenance associated with increased deliveries, and the repositioning of assets to high utilization markets, resulting in incremental expense of approximately $3 million, or 3% of revenues, compared to the third quarter of 2012.

•	Improved average fleet utilization to 68.8% in the third quarter and 71.7% at September 30, 2013.

•	Delivered free cash flow of $33.2 million, the 23rd consecutive quarter of positive free cash flow.

•	Reduced net debt by $30.7 million in the third quarter and $111.0 million for the trailing twelve months.

Erik Olsson, Mobile Mini’s President and Chief Executive Officer, commented, “I’m very pleased with our performance in the third quarter. We put more units on rent, while at the same time continuing to increase rental rates. Our yield for the period reached an all-time high, reflecting great execution and a strengthening demand environment in both our construction and non-construction markets. We have continued to reposition idle units to high demand areas and expect to continue to do so over the next several quarters to optimize utilization and minimize capex.”

Mr. Olsson continued, “I am also very pleased with launching a capital allocation strategy to benefit our shareholders, while at the same time allowing the company to continue to aggressively pursue growth. Looking ahead, the actions we have taken over the past six months to improve the quality and strategic positioning of our fleet, combined with our greater emphasis on sales and marketing, should translate into continued growth in the fourth quarter, our seasonally strongest reporting period, and well into 2014.

Mobile Mini, Inc. News Release	Page 2
November 8, 2013

EBITDA, Adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, adjusted net income, adjusted diluted EPS, and free cash flow are non-GAAP financial measures as defined by Securities and Exchange Commission (“SEC”) rules. Reconciliations of these measurements to the most directly comparable GAAP financial measures can be found later in this release.

Conference Call

Mobile Mini will host a conference call today, Friday, November 8, 2013, at 12 noon ET to review these results. To listen to the call live, dial (201) 493-6739 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investors section. Additionally, a slide presentation that will accompany the call and the reconciliation of non-GAAP financial measures used in the slide show to the most directly comparable GAAP financial measures will be posted at www.mobilemini.com on the Investors section and will be available in advance and after the call. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the call can be accessed for approximately 14 days after the call at Mobile Mini’s website.

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total lease fleet of over 214,000 portable storage containers and office units with 137 locations in the U.S., United Kingdom, Canada and The Netherlands. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

This news release contains forward-looking statements, including, but not limited to, our expectations regarding our growth trends, financial performance, ability to reposition fleet, continue growth, optimize utilization and minimize capex, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s SEC filings. These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:

Mark Funk, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Fred Buonocore (212) 836-9607
Mobile Mini, Inc.		Linda Latman (212) 836-9609
(480) 477-0241 www.mobilemini.com

(See Accompanying Tables)

Mobile Mini, Inc. News Release	Page 3
November 8, 2013

Mobile Mini, Inc. Condensed Consolidated Statements of Income

(Unaudited)/(in thousands except per share data)/(includes effects of rounding)

	Three Months Ended		Three Months Ended
	September 30,		September 30,
	2013	2013	2012	2012
	Actual	Adjusted (1)	Actual	Adjusted (1)
Revenues:
Leasing	$95,811	$95,811	$88,789	$88,789
Sales	9,098	9,098	9,687	9,687
Other	578	578	526	526

Total revenues	105,487	105,487	99,002	99,002

Costs and expenses:
Cost of sales	6,091	6,091	6,026	6,026
Leasing, selling and general expenses	62,891	62,891	55,978	55,978
Merger and restructuring expenses (2)	1,335	—	837	—
Asset impairment (recovery) charge, net (3)	(751)	—	—	—
Depreciation and amortization	8,942	8,942	8,951	8,951

Total costs and expenses	78,508	77,924	71,792	70,955

Income from operations	26,979	27,563	27,210	28,047
Other income (expense):
Interest expense	(7,359)	(7,359)	(8,805)	(8,805)
Debt restructuring expense (4)	—	—	(2,812)	—
Deferred financing costs write-off (5)	—	—	(1,197)	—
Foreign currency exchange	—	—	(2)	(2)

Income before provision for income taxes	19,620	20,204	14,394	19,240
Provision for income taxes (6)	5,317	7,181	3,996	7,012

Net income	$14,303	$13,023	$10,398	$12,228

Earnings per share:
Basic	$0.31	$0.29	$0.23	$0.27

Diluted	$0.31	$0.28	$0.23	$0.27

Weighted average number of common and common share equivalents outstanding:
Basic	45,511	45,511	44,686	44,686

Diluted	46,162	46,162	45,044	45,044

EBITDA	$35,921	$41,149	$36,159	$39,086

(1)	This column represents a non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and the adjusted presentations.
(2)	Merger and restructuring expenses represent costs relating primarily to the restructuring of our operations and the severance related to our Chief Accounting Officer in 2013. Merger and restructuring expenses are excluded in the adjusted presentation.
(3)	Represents the net sales in excess of fair value on impaired assets that were written down and classified as held for sale and is excluded in the adjusted presentation.
(4)	In 2012, this represents the redemption premiums and the unamortized original issuance discount on the redemption of $150.0 million of 6.875% Notes originally due in 2015. Debt restructuring expense is excluded in the adjusted presentation.
(5)	In 2012, this represents the unamortized deferred financing costs associated with the $150.0 million of 6.875% Notes redeemed in August 2012. Deferred financing costs write-off is excluded in the adjusted presentation.
(6)	Provision for income taxes includes approximately $1.7 million and $1.1 million in 2013 and 2012, respectively, in income tax benefits related to statutory corporate income tax rate reductions in the United Kingdom that are excluded in the adjusted presentation.

Mobile Mini, Inc. News Release	Page 4
November 8, 2013

Mobile Mini, Inc. Condensed Consolidated Statements of Income

(Unaudited)/(in thousands except per share data)/(includes effects of rounding)

	Nine Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2013	2012	2012
	Actual	Adjusted (1)	Actual	Adjusted (1)
Revenues:
Leasing	$269,101	$269,101	$249,157	$249,157
Sales	30,410	30,410	30,241	30,241
Other	1,439	1,439	1,574	1,574

Total revenues	300,950	300,950	280,972	280,972

Costs and expenses:
Cost of sales	20,443	20,443	18,504	18,504
Leasing, selling and general expenses (2)	173,501	173,501	164,942	164,803
Merger and restructuring expenses (3)	2,053	—	1,600	—
Asset impairment (recovery) charge, net (4)	39,526	—	—	—
Depreciation and amortization	26,586	26,586	27,096	27,096

Total costs and expenses	262,109	220,530	212,142	210,403

Income from operations	38,841	80,420	68,830	70,569
Other income (expense):
Interest income	—	—	1	1
Interest expense	(22,365)	(22,365)	(29,604)	(29,604)
Debt restructuring expense (5)	—	—	(2,812)	—
Deferred financing costs write-off (6)	—	—	(1,889)	—
Foreign currency exchange	(1)	(1)	(5)	(5)

Income before provision for income taxes	16,475	58,054	34,521	40,961
Provision for income taxes (7)	4,511	21,115	11,601	15,178

Net income	$11,964	$36,939	$22,920	$25,783

Earnings per share:
Basic	$0.26	$0.81	$0.51	$0.58

Diluted	$0.26	$0.80	$0.51	$0.57

Weighted average number of common and common share equivalents outstanding:
Basic	45,394	45,394	44,601	44,601

Diluted	45,972	45,972	45,019	45,019

EBITDA	$65,426	$117,028	$95,922	$103,150

(1)	This column represents a non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and the adjusted presentations.
(2)	In 2012, the difference relates to acquisition activity costs that are excluded in the adjusted presentation.
(3)	Merger and restructuring expenses represent costs relating primarily to the restructuring of our operations and the severance related to our Chief Accounting Officer in 2013. Merger and restructuring expenses are excluded in the adjusted presentation.
(4)	Represents the net impairment charge primarily for the write-down on certain assets classified as held for sale that is excluded in the adjusted presentation.
(5)	In 2012, this represents the redemption premiums and the unamortized original issuance discount on the redemption of $150.0 million of 6.875% Notes originally due in 2015. Debt restructuring expense is excluded in the adjusted presentation.
(6)	In 2012, this represents the unamortized deferred financing costs associated with the $150.0 million of 6.875% Notes redeemed in August 2012 and a portion of deferred financing costs associated with our prior $850.0 million credit agreement, which was replaced with our new $900.0 million credit agreement in February 2012. Deferred financing costs write-off is excluded in the adjusted presentation.
(7)	Provision for income taxes includes approximately $1.9 million and $1.2 million in 2013 and 2012, respectively, in income tax benefits related to statutory corporate income tax rate reductions in the United Kingdom that are excluded in the adjusted presentation.

Mobile Mini, Inc. News Release	Page 5
November 8, 2013

Mobile Mini, Inc.

Condensed Consolidated Balance Sheets

(in thousands except par value data)

(includes effects of rounding)

	September 30, 2013	December 31, 2012
	(unaudited)	(audited)
ASSETS
Cash	$2,068	$1,937
Receivables, net	54,594	50,644
Inventories	20,711	19,534
Lease fleet, net	982,668	1,031,589
Property, plant and equipment, net	77,542	80,822
Assets held for sale	5,889	—
Deposits and prepaid expenses	6,842	6,858
Other assets and intangibles, net	14,548	17,868
Goodwill	517,999	518,308

Total assets	$1,682,861	$1,727,560

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$21,376	$18,287
Accrued liabilities	60,615	58,485
Lines of credit	358,658	442,391
Notes payable	—	310
Obligations under capital leases	1,845	642
Senior Notes	200,000	200,000
Deferred income taxes	201,998	197,926

Total liabilities	844,492	918,041

Commitments and contingencies
Stockholders’ equity:
Preferred stock: $.01 par value, 20,000 shares authorized, none issued	—	—
Common stock; $.01 par value, 95,000 shares authorized, 48,461 issued and 46,286 outstanding at September 30, 2013 and 48,211 issued and 46,036 outstanding at December 31, 2012	485	482
Additional paid-in capital	539,848	522,372
Retained earnings	355,746	343,782
Accumulated other comprehensive loss	(18,410)	(17,817)
Treasury stock, at cost, 2,175 shares	(39,300)	(39,300)

Total stockholders’ equity	838,369	809,519

Total liabilities and stockholders’ equity	$1,682,861	$1,727,560

Mobile Mini, Inc. News Release	Page 6
November 8, 2013

Mobile Mini, Inc. Condensed Consolidated Statements of Cash Flows

(Unaudited)/(in thousands)/(includes effects of rounding)

	Nine Months Ended September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,964	$22,920
Adjustments to reconcile net income to net cash provided by operating activities:
Debt restructuring expense	—	2,812
Deferred financing costs write-off	—	1,889
Asset impairment (recovery) charge, net	38,953	—
Provision for doubtful accounts	1,288	923
Amortization of deferred financing costs	2,108	2,517
Amortization of debt issuance discount	—	49
Amortization of long-term liabilities	128	125
Share-based compensation expense	10,769	5,676
Depreciation and amortization	26,586	27,096
Gain on sale of lease fleet units	(7,698)	(9,451)
Gain on disposal of property, plant and equipment	(56)	(263)
Deferred income taxes	4,249	11,601
Foreign currency transaction loss	1	5
Changes in certain assets and liabilities, net of effect of business acquired:
Receivables	(5,297)	(7,649)
Inventories	(2,397)	(963)
Deposits and prepaid expenses	19	924
Other assets and intangibles	12	(264)
Accounts payable	2,768	692
Accrued liabilities	2,077	(275)

Net cash provided by operating activities	85,474	58,364

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for business acquired	—	(3,563)
Additions to lease fleet	(23,611)	(32,783)
Proceeds from sale of lease fleet units	25,411	23,399
Additions to property, plant and equipment	(10,651)	(11,171)
Proceeds from sale of property, plant, and equipment	1,013	1,428

Net cash used in investing activities	(7,838)	(22,690)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (repayments) borrowings under lines of credit	(83,733)	124,056
Redemption of 6.875% senior notes due 2015	—	(150,000)
Redemption premiums of 6.875% senior notes due 2015	—	(2,579)
Deferred financing costs	—	(8,039)
Principal payments on notes payable	(310)	(316)
Principal payments on capital lease obligations	(289)	(762)
Issuance of common stock	6,467	1,996

Net cash used in financing activities	(77,865)	(35,644)

Effect of exchange rate changes on cash	360	(1,974)

NET INCREASE (DECREASE) IN CASH	131	(1,944)
CASH AT BEGINNING OF PERIOD	1,937	2,860

CASH AT END OF PERIOD	$2,068	$916

Supplemental Disclosure of Cash Flow Information:
Equipment acquired through capital lease and financing obligations	$1,492	$300

Mobile Mini, Inc. News Release	Page 7
November 8, 2013

Mobile Mini, Inc.

Non-GAAP Reconciliations

(in thousands)

(includes effects of rounding)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Reconciliation of EBITDA to net cash provided by operating activities:
EBITDA	$35,921	$36,159	$65,426	$95,922
Interest paid	(2,552)	(5,703)	(15,773)	(24,331)
Income and franchise taxes paid	(177)	(133)	(962)	(722)
Share-based compensation expense	5,390	2,090	10,769	5,676
Asset impairment (recovery) charge, net	(751)	—	38,953	—
Gain on sale of lease fleet units	(2,250)	(2,895)	(7,698)	(9,451)
Gain on disposal of property, plant and equipment	(118)	(219)	(56)	(263)
Changes in certain assets and liabilities, net of effect of business acquired:
Receivables	(3,187)	(7,121)	(4,009)	(6,726)
Inventories	(795)	(26)	(2,397)	(963)
Deposits and prepaid expenses	436	1,033	19	924
Other assets and intangibles	19	(159)	12	(264)
Accounts payable and accrued liabilities	1,524	1,765	1,190	(1,438)

Net cash provided by operating activities	$33,460	$24,791	$85,474	$58,364

Reconciliation of net income to EBITDA and adjusted EBITDA:
Net income	$14,303	$10,398	$11,964	$22,920
Interest expense	7,359	8,805	22,365	29,604
Provision for income taxes	5,317	3,996	4,511	11,601
Depreciation and amortization	8,942	8,951	26,586	27,096
Debt restructuring expense	—	2,812	—	2,812
Deferred financing costs write-off	—	1,197	—	1,889

EBITDA	35,921	36,159	65,426	95,922
Share-based compensation expense	4,644	2,090	10,023	5,489
Merger and restructuring expenses	1,335	837	2,053	1,600
Acquisition expenses	—	—	—	139
Asset impairment (recovery) charge, net	(751)	—	39,526	—

Adjusted EBITDA	$41,149	$39,086	$117,028	$103,150

Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities	$33,460	$24,791	$85,474	$58,364
Additions to lease fleet	(9,314)	(13,457)	(23,611)	(32,783)
Proceeds from sale of lease fleet units	9,482	7,282	25,411	23,399
Additions to property, plant and equipment	(997)	(2,616)	(10,651)	(11,171)
Proceeds from sale of property, plant and equipment	555	1,112	1,013	1,427

Net capital expenditures, excluding acquisitions	(274)	(7,679)	(7,838)	(19,128)

Free cash flow	$33,186	$17,112	$77,636	$39,236

Mobile Mini, Inc. News Release	Page 8
November 8, 2013

Mobile Mini, Inc. Non-GAAP Reconciliations

(in thousands except per share data)/(includes effects of rounding)

	Reconciliation of Adjusted Measurements to Actuals Three Months Ended September 30, 2013
	As Adjusted (1)	Share-based compensation expense (2)	Merger and restructuring expenses (3)	Asset impairment (recovery) charge, net (4)	Income tax benefit (5)	Actual
Revenues	$105,487	$—	$—	$—	$—	$105,487
EBITDA	$41,149	$(4,644)	$(1,335)	$751	$—	$35,921
EBITDA margin	39.0%	(4.4)%	(1.3)%	(0.8)%	—	34.1%
Operating income	$27,563	$—	$(1,335)	$751	$—	$26,979
Operating income margin	26.1%	—	(1.3)%	(0.8)%	—	25.6%
Pre tax income	$20,204	$—	$(1,335)	$751	$—	$19,620
Net income	$13,023	$—	$(848)	$467	$1,661	$14,303
Diluted earnings per share	$0.28	$—	$(0.02)	$0.01	$0.04	$0.31

	Reconciliation of Adjusted Measurements to Actuals Three Months Ended September 30, 2012
	As Adjusted (1)	Share-based compensation expense (2)	Merger and restructuring expenses (3)	Debt restructuring expense (6)	Deferred financing costs write- off (7)	Income tax benefit (5)	Actual
Revenues	$99,002	$—	$—	$—	$—	$—	$99,002
EBITDA	$39,086	$(2,090)	$(837)	$—	$—	$—	$36,159
EBITDA margin	39.5%	(2.1)%	(0.8)%	—	—	—	36.5%
Operating income	$28,047	$—	$(837)	$—	$—	$—	$27,210
Operating income margin	28.3%	—	(0.8)%	—	—	—	27.5%
Pre tax income	$19,240	$—	$(837)	$(2,812)	$(1,197)	$—	$14,394
Net income	$12,228	$—	$(514)	$(1,729)	$(736)	$1,149	$10,398
Diluted earnings per share	$0.27	$—	$(0.01)	$(0.04)	$(0.02)	$0.03	$0.23

(1)	This column represents a non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and the adjusted presentations.
(2)	Represents non-cash share-based expense associated with the granting of equity instruments and is excluded in the adjusted presentation.
(3)	Merger and restructuring expenses represent costs relating primarily to the restructuring of our operations and the severance related to our Chief Accounting Officer in 2013. Merger and restructuring expenses are excluded in the adjusted presentation.
(4)	Represents the net sales in excess of fair value on impaired assets that were written down and classified as held for sale and is excluded in the adjusted presentation.
(5)	Represents income tax benefits related to the statutory corporate income tax rate reductions in the United Kingdom that are excluded in the adjusted presentation.
(6)	Represents the redemption premiums and the unamortized original issuance discount on the redemption of $150.0 million of 6.875% Notes originally due in 2015. Debt restructuring expense is excluded in the adjusted presentation.
(7)	Represents the unamortized deferred financing costs associated with the $150.0 million of 6.875% Notes redeemed in August 2012. Deferred financing costs write-off is excluded in the adjusted presentation.

Mobile Mini, Inc. News Release	Page 9
November 8, 2013

Mobile Mini, Inc. Non-GAAP Reconciliations

(in thousands except per share data)/(includes effects of rounding)

	Reconciliation of Adjusted Measurements to Actuals Nine Months Ended September 30, 2013
	As Adjusted (1)	Share-based compensation expense (2)	Merger and restructuring expenses (3)	Asset impairment (recovery) charge, net (4)	Income tax benefit (5)	Actual
Revenues	$300,950	$—	$—	$—	$—	$300,950
EBITDA	$117,028	$(10,023)	$(2,053)	$(39,526)	$—	$65,426
EBITDA margin	38.9%	(3.3)%	(0.7)%	(14.1)%	—	21.7%
Operating income	$80,420	$—	$(2,053)	$(39,526)	$—	$38,841
Operating income margin	26.7%	—	(0.7)%	(14.1)%	—	12.9%
Pre tax income	$58,054	$—	$(2,053)	$(39,526)	$—	$16,475
Net income	$36,939	$—	$(1,289)	$(25,547)	$1,861	$11,964
Diluted earnings per share	$0.80	$—	$(0.03)	$(0.55)	$0.04	$0.26

	Reconciliation of Adjusted Measurements to Actuals Nine Months Ended September 30, 2012
	As Adjusted (1)	Share-based compensation expense (2)	Merger and restructuring expenses (3)	Debt restructuring expense (6)	Deferred financing costs write- off (7)	Income tax benefit (5)	Acquisition expenses (8)	Actual
Revenues	$280,972	$—	$—	$—	$—	$—	$—	$280,972
EBITDA	$103,150	$(5,489)	(1,600)	$—	$—	$—	$(139)	$95,922
EBITDA margin	36.7%	(2.0)%	(0.6)%	—	—	—	—	34.1%
Operating income	$70,569	$—	$(1,600)	$—	$—	$—	$(139)	$68,830
Operating income margin	25.1%	—	(0.6)%	—	—	—	—	24.5%
Pre tax income	$40,961	$—	$(1,600)	$(2,812)	$(1,889)	$—	$(139)	$34,521
Net income	$25,783	$—	$(1,043)	$(1,729)	$(1,162)	$1,156	$(85)	$22,920
Diluted earnings per share	$0.57	$—	$(0.02)	$(0.04)	$(0.03)	$0.03	$—	$0.51

(1)	This column represents a non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and the adjusted presentations.
(2)	Represents non-cash share-based expense associated with the granting of equity instruments and is excluded in the adjusted presentation.
(3)	Merger and restructuring expenses represent costs relating primarily to the restructuring of our operations and the severance related to our Chief Accounting Officer in 2013. Merger and restructuring expenses are excluded in the adjusted presentation.
(4)	Represents the net impairment charge primarily for the write down on certain assets classified as held for sale that is excluded in the adjusted presentation.
(5)	Represents income tax benefits related to the statutory corporate income tax rate reductions in the United Kingdom that are excluded in the adjusted presentation.
(6)	Represents the redemption premiums and the unamortized original issuance discount on the redemption of $150.0 million of 6.875% Notes originally due in 2015. Debt restructuring expense is excluded in the adjusted presentation.
(7)	Represents the unamortized deferred financing costs associated with the $150.0 million of 6.875% Notes redeemed in August 2012 and a portion of deferred financing costs associated with our prior $850.0 million credit agreement, which was replaced with our new $900.0 million credit agreement in February 2012. Deferred financing costs write-off is excluded in the adjusted presentation.
(8)	Represents acquisition activity costs that are excluded in the adjusted presentation.

Mobile Mini, Inc. News Release	Page 10
November 8, 2013

This news release includes the financial measures “EBITDA”, “adjusted EBITDA”, “EBITDA margin”, “adjusted EBITDA margin”, “adjusted SG&A”, “adjusted net income”, “adjusted diluted earnings per share” and “free cash flow.” These measurements are deemed “non-GAAP financial measures” under rules of the SEC, including Regulation G. This non-GAAP financial information may be determined or calculated differently by other companies.

EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization, and if applicable, debt restructuring or extinguishment costs, including any write-off of deferred financing costs. We further adjust EBITDA to exclude non-cash share-based compensation expense and to ignore the effect of what we consider transactions or events not related to our core business to arrive at adjusted EBITDA. The GAAP financial measure that is most directly comparable to EBITDA is net cash provided by operating activities. EBITDA and adjusted EBITDA margins are calculated by dividing consolidated EBITDA and adjusted EBITDA by total revenues. The GAAP financial measure that is most directly comparable to EBITDA margin is operating margin, which represents operating income divided by revenues. We present adjusted EBITDA and adjusted EBITDA margin because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and they provide an overall evaluation of our financial condition. We include adjusted EBITDA in this earnings announcement to provide transparency to investors. Adjusted EBITDA has certain limitations as an analytical tool and should not be used as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of our profitability or our liquidity. EBITDA margin is presented along with the operating margin so as not to imply that more emphasis should be placed on it than the corresponding GAAP measure.

Free cash flow is defined as net cash provided by operating activities, minus or plus, net cash used in or provided by investing activities, excluding acquisitions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable GAAP financial measure. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in the Company’s existing businesses, debt service obligations and strategic acquisitions.

Adjusted SG&A, adjusted net income and adjusted diluted earnings per share permit a comparative assessment of our SG&A expenses, net income and diluted earnings per share by excluding certain one-time expenses, and merger and restructuring expenses to make a more meaningful comparison of our operating performance.

Earlier in this release we provided a reconciliation of these adjusted measurements to actual results along with a reconciliation of EBITDA to net cash provided by operating activities, net income to EBITDA and adjusted EBITDA and net cash provided by operating activities to free cash flow.